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                                                                    Exhibit 99.1





                              TERM CREDIT AGREEMENT

                          Dated as of November 20, 2001

                                     between

                               CAMINUS CORPORATION

                                       and

                           BLUE RIDGE INVESTMENTS, LLC
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         This TERM CREDIT AGREEMENT ("Agreement") is entered into as of November
20, 2001 by and between CAMINUS CORPORATION, a Delaware corporation (the "Borrower") and Blue Ridge Investments, LLC (the "Lender").

         The Borrower has requested that the Lender provide a term credit facility, and the Lender is willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Additional Credit Facility" means a revolving working capital credit facility not exceeding $10,000,000 in aggregate principal amount at any time provided that (i) any Liens securing the obligations of the Borrower thereunder shall be limited to the current receivables and inventory of the Borrower that would be classified as current assets on a balance sheet prepared in accordance with GAAP, plus any additional collateral that customarily is associated and required in connection with a receivables and inventory credit facility (excluding, for the avoidance of doubt, Liens on cash and cash equivalents, long-term fixed assets, long-term receivables and intellectual property); (ii) except for the Liens permitted by clause (i) above, the obligations thereunder shall rank at all times pari passu with the Obligations hereunder and the terms and conditions thereof shall not be more restrictive on the Borrower than those contained herein, including without limitation, tenor (the termination or expiration of such facility shall not be before the Maturity Date), interest rate (which shall not be higher than the maximum Applicable Rate provided herein), representations and warranties, negative and positive covenants, and events of default; and (iii) contains no Negative Pledge (other than Negative Pledges on the collateral described in clause (i) above).

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Agreement" means this Term Credit Agreement.

         "Altra Software Acquisition" means the Borrower's acquisition of Altra Software Services, Inc. on terms and conditions satisfactory to Lender in its sole discretion.


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                         Caminus Term Credit Agreement
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         "Applicable Rate" means (a) from the Closing Date through and including
November 20, 2002, 10% per annum; (b) from November 21, 2002 through and including May 20, 2003, 12% per annum; and (c) from May 21, 2003 to the Maturity Date, 15% per annum.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrower Party" means Borrower or any Guarantor.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office is located.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be


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                         Caminus Term Credit Agreement
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         composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied by the Borrower or waived by the Lender.

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means the obligation of the Lender to make the Loan to the Borrower in a principal amount not to exceed $15,000,000, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the maximum Applicable Rate of 15% plus (b) 2% per annum.

         "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" means lawful money of the United States of America.

         "EBITA" means, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to operating income plus amortization expense, both as reported in accordance with GAAP (excluding, for the avoidance of doubt, interest charges, interest income, taxes and other non-operating income).


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                         Caminus Term Credit Agreement
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         "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


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                         Caminus Term Credit Agreement
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         "Guarantor" means any Subsidiary of the Borrower executing and delivering the Subsidiary Guaranty or a joinder thereto.

         "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, that the term "Guaranty Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under


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                         Caminus Term Credit Agreement
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         conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital leases and Synthetic Lease Obligations; and

                  (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person subject only to customary exceptions acceptable to the Lender. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 9.05.

         "Indemnitees" has the meaning set forth in Section 9.05.

         "Interest Payment Date" means the last Business Day of each March, June, September and December and the Maturity Date.

         "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (less capital returned to the Person making such investment), without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 5.16.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.


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         "Lending Office" means the office or offices of the Lender described as such on Schedule 9.02, or such other office or offices as the Lender may from time to time notify the Borrower.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" has the meaning set forth in Section 2.01.

         "Loan Documents" means this Agreement, the Loan Notice, the Subsidiary Guaranty and any document delivered in connection herewith.

         "Loan Notice" means a notice of the borrowing of the Loan, which shall be substantially in the form of Exhibit A.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

         "Maturity Date" means the earliest to occur of (a) October 31, 2003; and (b) any acquisition or merger of the Borrower in which at least 25% of the assets or capital stock of the Borrower and its Subsidiaries, taken as a whole, are acquired by or merged into another entity.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Negative Pledge" means a Contractual Obligation that contains a covenant binding on the Borrower or any of its Subsidiaries that prohibits Liens on any of its or their property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 7.01 which affects only the property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or


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                         Caminus Term Credit Agreement
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against any Borrower Party or any Affiliate thereof of any proceeding under any
Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of the applicable Borrower Party. Any document delivered hereunder that is signed by such a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than


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securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guaranty" means the Subsidiary Guaranty substantially in the form of Exhibit B hereto, as amended, supplemented, modified, renewed or replaced from time to time.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender).

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Threshold Amount" means $500,000.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.


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1.02     OTHER INTERPRETIVE PROVISIONS.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.


                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.


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         1.04 ROUNDING. Any financial ratios required to be maintained by the
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   SECTION 2.
                           THE COMMITMENT AND THE LOAN

         2.01 THE LOAN.

         (a) Subject to the terms and conditions set forth herein, the Lender agrees to make a single term loan (the "Loan") on the date the Altra Software Acquisition is being consummated in a principal amount not to exceed the amount of the Commitment. This is not a revolving commitment and any principal amount of the Loan repaid may not be reborrowed. After the initial borrowing and upon each prepayment of the Loan, the Commitment shall reduce to the principal amount of the Loan remaining outstanding.

         (b) Upon satisfaction of the applicable conditions set forth in Section 4.01, the Lender shall make the proceeds of the Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of the Lender with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to the Lender by the Borrower.

         2.02 PREPAYMENTS.

         (a) Upon the consummation of the Borrower's sale of its securities in a private or public offering after the Closing Date, the Borrower shall prepay the amount of the Loan outstanding on such date to the extent of the gross cash proceeds received by the Borrower from such sale; provided, however, that with respect to proceeds from a private "equity line" program (that is, a committed facility with a financial institution pursuant to which such institution, acting as a placement agent, purchases shares of the Borrower's common stock up to a fixed aggregate dollar amount, for a fixed period of time, and at an agreed upon discount to the market price of Borrower's common stock at the time of such purchase), the Borrower shall prepay the amount of the Loan outstanding on such date to the extent of (i) fifty percent (50%) of the first $10,000,000 gross cash proceeds received by the Borrower from such private "equity line" program and (ii) one hundred percent (100%) of such gross cash proceeds in excess of


                                      -11-
                          Caminus Term Credit Agreement

$10,000,000; provided, further, that any grant of options by the Borrower to any of its employees or directors shall not be deemed to be a sale of securities in a public offering, a private placement or a private "equity line" program for purposes of this Section 2.02(a).

         (b) The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay the Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m., California time on the date of prepayment. Any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         2.03 REPAYMENT OF LOAN. The Borrower shall repay to the Lender on the Maturity Date the principal amount of the Loan outstanding on such date.

         2.04 INTEREST.

         (a) Subject to the provisions of subsection (b) below, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Applicable Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of the Loan at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on the Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.05 COMPUTATION OF INTEREST AND FEES. Interest on the Loan shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that the Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.06 EVIDENCE OF DEBT. The Loan shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loan made by the Lender to the Borrower and the interest and payments thereon. Any failure to so


                                      -12-
                         Caminus Term Credit Agreement
record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loan.

         2.07 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the applicable Lending Office in Dollars and in immediately available funds not later than 12:00 Noon, California time, on the date specified herein. All payments received by the Lender after 12:00 Noon, California time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal and interest then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Lender, (ii) second, toward repayment of interest and fees then due hereunder, and (iii) third, toward repayment of principal then due hereunder.

         (d) Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.

         2.05 SUBSIDIARY GUARANTY. All obligations of the Borrower under this Agreement shall be guarantied pursuant to the Subsidiary Guaranty.

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Lender, (i) the sum payable shall be increased as


                                      -13-
                         Caminus Term Credit Agreement
necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Lender, the Borrower shall also pay to the Lender, at the time interest is paid, such additional amount that the Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) the Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Lender,
(ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender makes a demand therefor.

         3.02 CAPITAL ADEQUACY. If the Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by the Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender's desired return on capital), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction.

         3.03 DESIGNATION OF DIFFERENT LENDING OFFICE; REQUESTS FOR
COMPENSATION.

         (a) The Lender (including Eligible Assignees and Participants) agrees to designate a different Lending Office if such designation will lessen or avoid the need for additional amounts to be paid by the Borrower under this Article III and will not, in the good faith judgment of the Lender, otherwise be materially disadvantageous to Lender.


                                      -14-
                         Caminus Term Credit Agreement

         (b) A certificate of the Lender claiming compensation under this
Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         3.04 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Commitment and repayment of all other Obligations.

                                   SECTION 4.
                          CONDITIONS PRECEDENT TO LOAN

         4.01 CONDITIONS OF LOAN. The obligation of the Lender to make the Loan hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Lender and the Borrower;

                  (ii) the Subsidiary Guaranty executed by each domestic Subsidiary listed as a Guarantor on Schedule 5.13;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as the Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

                  (iv) such evidence as the Lender may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of such Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

                  (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.01(d) and (e) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

                  (vi) an opinion of counsel to the Borrower in form and substance satisfactory to Lender;


                                      -15-
                         Caminus Term Credit Agreement

                  (vii) copies of the acquisition agreement (including all schedules and exhibits and any amendments thereto) relating to the Altra Software Acquisition, certified as being true, correct and complete on and as of the date hereof by the Secretary or Assistant Secretary of the Borrower and which includes terms satisfactory to Lender in its sole discretion. Lender shall also be satisfied that there shall exist no order, decree, judgment, ruling or injunction which restrains the consummation of the Altra Software Acquisition in the manner contemplated by the purchase agreement and all documents related thereto; and

                  (viii) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

         (b) The Lender shall have received an arrangement fee in the amount of 1% of the Commitment.

         (c) The Borrower shall have paid all Attorney Costs of the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

         (d) The representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the Loan.

         (e) No Default or Event of Default shall exist, or would result from the Loan.

         (f) The Altra Software Acquisition shall have been, or concurrently herewith is being, consummated.

         (g) The Lender shall have received the Loan Notice in accordance with the requirements hereof.

         (h) The Lender shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Lender reasonably may require.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Borrower Party (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets,


                                      -16-
                         Caminus Term Credit Agreement
carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or this clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower Party of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Borrower Party which is a party thereto, enforceable against such Borrower Party in accordance with its terms.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities of the Borrower and its consolidated Subsidiaries as of the date thereof that are required to be included on a balance sheet prepared in accordance with GAAP, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated June 30, 2001, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments and the absence of footnotes; (ii) fairly present the financial condition of the


                                      -17-
                         Caminus Term Credit Agreement

Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities of the Borrower and its consolidated Subsidiaries as of the date thereof that are required to be included on a balance sheet prepared in accordance with GAAP, including liabilities for taxes, material commitments and Indebtedness.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. Except as specifically disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower Party or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, (i) the property of the Borrower and its domestic Subsidiaries is subject to no Liens, other than Liens permitted by
Section 7.01 and (ii) the property of the Borrower's foreign Subsidiaries is subject to no Liens that are, individually or in the aggregate, material.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

         5.11 TAXES. Except as specifically disclosed on Schedule 5.11, the Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be


                                      -18-
                         Caminus Term Credit Agreement
filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule
5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. Each Guarantor at closing is indicated as such on Schedule 5.13.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning


                                      -19-
                         Caminus Term Credit Agreement
of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or furnished to the Lender by or on behalf of any Borrower Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         So long as the Commitment shall be in effect, the Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Lender, in form and detail satisfactory to the Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with GAAP and shall not be


                                      -20-
                         Caminus Term Credit Agreement
subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Lender; and

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Lender, in form and detail satisfactory to the Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

         (b) within two Business Days after delivery of same, if any, to the Borrower's stockholders, all operating and financial information provided by the Borrower to the Borrower's stockholders generally;

         (c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

         (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto; and

         (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Lender may from time to time request.

         Each document required to be delivered pursuant to Section 6.01(a) or
(b) or Section 6.02(d) shall be deemed to have been delivered on the date on which the Borrower posts such document on the Borrower's website on the Internet at the website address listed on Schedule 9.02 hereof, or when such document is posted on the Securities and Exchange


                                      -21-
                         Caminus Term Credit Agreement

Commission's website at www.sec.gov or on IntraLinks; provided that (i) if the Lender so requests, the Borrower shall deliver paper copies of all such documents to the Lender until the Lender requests that the Borrower cease delivering such paper copies and (ii) the Borrower shall notify the Lender by facsimile of the posting of each such document.

         6.03 NOTICES.

         Promptly notify the Lender:

         (a) of the occurrence of any Default or Event of Default;

         (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of any litigation, investigation or proceeding affecting any Borrower Party in which the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect;

         (d) of the occurrence of any ERISA Event;

         (e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

         (f) of the closing of any equity line program referred to in Section 2.02(a), together with a copy of the principal agreements relating thereto; and

         (g) of any funding under any equity line program referred to in Section 2.02(a).

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are not material, are being contested in good faith by appropriate proceedings and adequate reserves in accordance


                                      -22-
                         Caminus Term Credit Agreement
with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
7.04 or 7.05; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS.

         Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.



                                      -23-
                         Caminus Term Credit Agreement

      6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      6.11 COMPLIANCE WITH ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      6.12 USE OF PROCEEDS. Use the proceeds of the Loan to finance the Altra Software Acquisition and any fees and expenses related thereto.

      6.13 COOPERATION. To take any action reasonably requested by the Lender to carry out the intent of this agreement.

      6.14 ADDITIONAL GUARANTORS. Borrower may, in its sole discretion, elect to have additional domestic Subsidiaries become Guarantors. With respect to each such Subsidiary, Borrower shall do or provide the following, each in form and substance satisfactory to the Lender:

      (a) cause such Subsidiary to become a Guarantor under the Subsidiary Guaranty by executing and delivering a joinder in the form of Exhibit A to the Subsidiary Guaranty with respect thereto;

      (b) cause such Subsidiary, to the extent not previously delivered to the Lender, to deliver documents of the type specified in Section 4.01(a)(iii) and, with respect to a Subsidiary representing more than 10% of Borrower's consolidated stockholders equity as shown on the most recent financial statements delivered pursuant to Section 6.01, in Section 4.01(a)(iv);

      (c) deliver an officer's certificate signed by a Responsible Officer of Borrower certifying as to the matters covered by Sections 5.02, 5.03 and 5.04 as to such Subsidiary; and

      (d) deliver such other assurances, certificates, documents, consents or opinions as Lender reasonably may require.


                                      -24-
                         Caminus Term Credit Agreement

                                   SECTION 7.
                               NEGATIVE COVENANTS

      So long as the Commitment shall be in effect, the Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist, any Lien or Negative Pledges upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a)   Liens and Negative Pledges pursuant to any Loan Document;

      (b) Liens and Negative Pledges that are (i) existing on the date hereof and (ii) in the case of Liens or Negative Pledges upon the property of the Borrower or any of its domestic Subsidiaries, listed on Schedule 7.01, and, in the case of each of clause (i) or (ii), any renewals or extensions thereof, provided, that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by
Section 7.03(b);

      (c) Liens and Negative Pledges incurred in connection with capital leases, Synthetic Lease Obligations and purchase money obligations permitted under Section 7.03(e) and any renewals or extensions thereof, provided that (i) such Liens and Negative pledges do not encumber any property other than the property acquired or financed in such transaction; and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

      (d) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (f) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, utilities and other obligations of a like nature incurred in the ordinary course of business;

      (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case


                                      -25-
                         Caminus Term Credit Agreement
materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (i) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed; and

      (j) Liens on property described in clause (i) of the definition of "Additional Credit Facility" (excluding, for the avoidance of doubt, Liens on cash and cash equivalents, long-term fixed assets, long-term receivables and intellectual property) to secure the Additional Credit Facility permitted under
Section 7.03(f).

      7.02  INVESTMENTS. Make any Investments, except:

      (a)   Investments other than those permitted by subsections (b) through
(i) that are existing on the date hereof and listed on Schedule 7.02;

      (b) Investments held by the Borrower or such Subsidiary pursuant to the written cash management/investment policy of the Borrower, a copy of which shall have previously been supplied to the Lender;

      (c) loans and advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment and analogous ordinary business purposes;

      (d) loans and advances to officers, directors and employees of the Borrower and Subsidiaries, other than those permitted by subsection (c), in an aggregate amount not to exceed the Threshold Amount at any time outstanding;

      (e)   Investments of any Subsidiary in the Borrower or another Subsidiary;

      (f) Investments of the Borrower in any wholly-owned Subsidiary, provided that (i) in the case of domestic Subsidiaries, such Subsidiary shall be (or concurrently become) a Guarantor hereunder and (ii) in the case of foreign Subsidiaries, such Investments shall not, together with Restricted Payments permitted by Section 7.07(b), exceed $10,000,000 in the aggregate at any time outstanding;

      (g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (h)   Guaranty Obligations permitted by Section 7.03; and

      (i)   Investments permitted by Section 7.04.


                                      -26-
                         Caminus Term Credit Agreement

      7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a)   Indebtedness under the Loan Documents;

      (b) Indebtedness outstanding on the date hereof and listed on part (a) of Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

      (c) Guaranty Obligations of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary or as listed on part (b) of Schedule 7.03;

      (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets occurring in the ordinary course of business within the limitations set forth in Section 7.01(c); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,000,000; and

      (f) Indebtedness under the Additional Credit Facility incurred on or after December 31, 2001; provided, however, that the Borrower may not enter into the Additional Credit Facility nor from time to time request borrowings thereunder (other than continuations or conversions of extensions of credit outstanding thereunder which do not increase the aggregate outstanding principal amount of extensions of credit then outstanding thereunder), unless, on such date, all of the following incurrence criteria are satisfied:

            (i) Unencumbered cash and cash equivalent balances have been greater than $25,000,000 for at least 90 consecutive days ending on such date; and

            (ii) Cumulative EBITA for the Borrower (as shown on the financial statements delivered pursuant to Section 6.01) for the period indicated in the table below ended immediately preceding the date of such incurrence shall be at least the minimum cumulative EBITA indicated in the table opposite such period:


                                      -27-
                         Caminus Term Credit Agreement

                                                          MINIMUM
                                                         CUMULATIVE
                                                         EBITA FOR
                       PERIOD                           SUCH PERIOD
----------------------------------------------------    ------------
      Fiscal quarter ending December 31, 2001            $ 5,400,000

      Two fiscal quarters ending March 31, 2002            7,600,000

      Three fiscal quarters ending June 30, 2002          10,200,000

      Four fiscal quarters ending September 30, 2002      14,700,000

      Four fiscal quarters ending December 31, 2002
      and each rolling four fiscal quarter period
      thereafter                                          15,500,000

      7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

      (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary.

      7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b)   Dispositions of inventory in the ordinary course of business;

      (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or (iii) the board of directors or senior management of the Borrower or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower or such Subsidiary;


                                      -28-
                         Caminus Term Credit Agreement

      (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; and

      (e)   Dispositions permitted by Section 7.04;

provided, however, that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

      7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

      (a) leases in existence on the date hereof and listed on Schedule 7.06, and any renewal, extension or refinancing thereof; and

      (b) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary after the date hereof in the ordinary course of business; provided, however, that the aggregate amount of annual expenses from all operating leases shall not exceed $7,000,000.

      7.07 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

      (b) the Borrower may make Restricted Payments to any wholly-owned Subsidiary, provided, that (i) in the case of domestic Subsidiaries, such Subsidiary shall be a Guarantor and (ii) in the case of foreign subsidiaries, such Restricted Payments shall not exceed $250,000, in the aggregate.

      (c) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the capital stock of such Person; and

      (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its capital stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its capital stock.

      7.08  ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.


                                      -29-
                         Caminus Term Credit Agreement

      7.09 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof.

      7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate or person who is a director, officer, or beneficial owner of more than ten percent of any class of capital stock of the Borrower, other than
(i) arm's-length transactions with Affiliates or such other persons that are otherwise permitted hereunder or (ii) compensation paid to Affiliates or such other persons in the ordinary course of business, as duly approved by the Borrower's board of directors.

      7.11 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower or (b) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

      7.12 USE OF PROCEEDS. Use the proceeds of the Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

      (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of the Loan or (ii) within three days after the same becomes due, any interest on the Loan, or any fee due hereunder, or (iii) within three days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05,
6.10 or 6.12 or Article VII; or

      (c) Other Defaults. Any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation or warranty made or deemed made by any Borrower Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect when made or deemed made; or


                                      -30-
                         Caminus Term Credit Agreement

      (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded, provided, that in each case referred to in clause (i)(A) or this clause (i)(B), such Indebtedness or Guaranty Obligation exceeds $250,000; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or
(B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined); or

      (f) Insolvency Proceedings, Etc. The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy, provided, that the underlying obligation with respect to such writ or warrant of attachment exceeds $250,000; or

      (h)   Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or


                                      -31-
                         Caminus Term Credit Agreement

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

      (k)   Change of Control. There occurs any Change of Control; or

      (l) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Lender may

      (a) declare the commitment of the Lender to make the Loan to be terminated, whereupon such commitment shall be terminated;

      (b) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

      (c) exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of Section 8.01, the obligation of the Lender to make the Loan shall automatically terminate, the unpaid principal amount of the Loan and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Lender.

                                   SECTION 9.
                                  MISCELLANEOUS

      9.01 AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower Party therefrom, shall be effective unless in writing signed by the Lender and any Borrower Party party thereto,


                                      -32-
                         Caminus Term Credit Agreement
and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      9.02  NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 9.02; or to such other address as shall be designated by either party in a notice to the other party. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 9.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on each Borrower Party and the Lender. The Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of any Borrower Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender, its Affiliates, and their respective officers, directors, employees agents and attorneys-in-fact from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower Party. All


                                      -33-
                         Caminus Term Credit Agreement
telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

      9.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      9.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Lender and the cost of independent public accountants and other outside experts retained by the Lender. Any amount payable to the Lender under this Section shall bear interest at the Default Rate from the second Business Day following the date of receipt by the Borrower of a written invoice for payment. The agreements in this Section shall survive the termination of the Commitment and repayment of all other Obligations.

      9.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Lender and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Commitment, the Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the


                                      -34-
                         Caminus Term Credit Agreement
foregoing, collectively, the "Indemnified Liabilities; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 9.05 shall be payable within ten Business Days after demand therefor.

      9.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

      9.07  SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Loan at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party hereto and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender's rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01 and 3.02. Upon request, the Borrower (at its expense) shall, and shall cause each Borrower Party to, execute and deliver any documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.

      (c) The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person) (a "Participant") in all or a portion


                                      -35-
                         Caminus Term Credit Agreement
of the Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loan); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were the Lender.

      (d) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of
Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide to the Lender such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax.

      (e) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

      (f)   As used herein, the following terms have the following meanings:

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of the Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if (i) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or
      (ii) an Event of Default has occurred and is continuing; and provided, further, that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.


                                      -36-
                         Caminus Term Credit Agreement

            "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by
      (a) the Lender or (b) an Affiliate of the Lender.

      9.08 CONFIDENTIALITY. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower;
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower; or (i) to any nationally recognized rating agency that requires access to information about the Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to the Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      9.09 SET-OFF. In addition to any rights and remedies of the Lender provided by law, upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. The


                                      -37-
                         Caminus Term Credit Agreement

Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      9.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      9.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default at the time of the Loan, and shall continue in full force and effect as long as the Loan or any other Obligation shall remain unpaid or unsatisfied.

      9.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                                      -38-
                         Caminus Term Credit Agreement

      9.15  GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO OR LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL OR NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND THE LENDER EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER AND THE LENDER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      9.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      9.17  TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.


                                      -39-
                         Caminus Term Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                             CAMINUS CORPORATION

                             By:  /s/ Joseph P. Dwyer
                                  ______________________________________________

                             Name:  Joseph P. Dwyer

                             Title: Executive Vice President and Chief
                                    Financial Officer



                             BLUE RIDGE INVESTMENTS, LLC


                             By:  /s/ George C. Carp
                                  ______________________________________________
                                    George C. Carp
                                    Senior Vice President - Finance


                                      -40-
                         Caminus Term Credit Agreement

                                                                       EXHIBIT A

                               FORM OF LOAN NOTICE

                                                    Date:_______________ , _____

To: Blue Ridge Investments, LLC

Ladies and Gentlemen:

      Reference is made to that certain Term Credit Agreement, dated as of November 20, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), between Caminus Corporation, a Delaware corporation, and Blue Ridge Investments, LLC.

      The undersigned hereby requests the Loan on __________(a Business Day) in the amount of $_____________.

      The borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.


                                            CAMINUS CORPORATION


                                            By:   ______________________________

                                            Name: ______________________________

                                            Title:______________________________


                                      A-1
                              Form of Loan Notice

                                                                       EXHIBIT B

                               SUBSIDIARY GUARANTY

To: Blue Ridge Investments, LLC ("Lender")

                                    RECITALS

      A. Reference is made to that certain Term Credit Agreement dated as of November 20, 2001 between Caminus Corporation, a Delaware corporation ("Borrower") and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

      B. Each Guarantor (as hereafter defined) is a direct or indirect domestic Subsidiary of Borrower and has derived, and expects to continuing deriving, direct and indirect benefits from extensions of credit made to Borrower, and now desires to guaranty the Obligations.

      C. It is a requirement of the Credit Agreement that each direct or indirect domestic Subsidiary of Borrower execute and delivery this Subsidiary Guaranty or a joinder hereto (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this "Guaranty").

      NOW, THEREFORE, each Guarantor agrees as follows:

      1. For valuable consideration, each of the undersigned (together with each Person becoming a party hereto pursuant to Paragraph 18 hereof, each, a "Guarantor" and collectively, "Guarantors") unconditionally, absolutely and irrevocably jointly and severally guarantees and promises to pay to Lender, or order, on demand, in lawful money of the United States and in immediately available funds, any and all present or future Obligations owing to Lender and Indemnitees (collectively, the "Guarantied Parties"). The term Obligations has the meaning assigned to such term under the Credit Agreement and is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of all Borrower Parties, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily, and however arising, including, without limitation, any and all attorneys' fees (including the allocated cost of inhouse counsel), costs, premiums, charges, or interest owed by any Borrower Party to any Guarantied Party under the Loan Documents, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether a Borrower Party may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter become otherwise unenforceable.

      2. This Guaranty is a continuing guaranty which relates to any Obligations, including those which arise under successive transactions which shall either cause a Borrower Party to incur new Obligations, continue the Obligations from time to time, or renew them after they have been satisfied. Each Guarantor agrees that nothing shall discharge or satisfy its

                                      B - 1
                           Form of Subsidiary Guaranty
obligations created hereunder except for the full payment of the Obligations. Any payment by any Guarantor shall not reduce its maximum obligation hereunder.

      3. Each Guarantor agrees that it is directly and primarily liable to the Guarantied Parties, that its obligations hereunder are independent of the Obligations of any Borrower Party, or of any other guarantor, and that a separate action or actions may be brought and prosecuted against any Guarantor, whether action is brought against a Borrower Party or whether a Borrower Party is joined in any such action or actions. Each Guarantor agrees that any releases which may be given by the Guarantied Parties to any Borrower Party or any other guarantor shall not release it from this Guaranty.

      4. The obligations of each Guarantor under this Guaranty shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of any Guarantor (a) the compromise, settlement, change, modification, amendment (whether material or otherwise) or partial termination of any or all of the Obligations; (b) the failure to give notice to any Guarantor of the occurrence of any Event of Default under the terms and provisions of the Credit Agreement; (c) the waiver of the payment, performance or observance of any of the Obligations; (d) the taking or omitting to take any actions referred to in any Loan Document or of any action under this Guaranty; (e) any failure, omission or delay on the part of the Guarantied Parties to enforce, assert or exercise any right, power or remedy conferred in this Guaranty, the Credit Agreement, any other Loan Document or any other indulgence or similar act on the part of the Guarantied Parties in good faith and in compliance with applicable law; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of, or other similar proceedings which affect any Guarantor, any other guarantor of any of the Obligations of a Borrower Party or any of the assets of any of them, or any allegation of invalidity or contest of the validity of this Guaranty in any such proceeding; (g) to the extent permitted by law, the release or discharge of any other guarantors of the Obligations from the performance or observance of any obligation, covenant or agreement contained in any guaranties of the Obligations by operation of law; or (h) the default or failure of any other guarantors of the Obligations fully to perform any of their respective obligations set forth in any such guaranties of the Obligations. To the extent any of the foregoing refers to any actions which the Guarantied Parties may take, each Guarantor hereby agrees that the Guarantied Parties may take such actions in such manner, upon such terms, and at such times as the Guarantied Parties, in their discretion, deem advisable, without, in any way or respect, impairing, affecting, reducing or releasing any Guarantor from its undertakings hereunder and each Guarantor hereby consents to each and all of the foregoing actions, events and occurrences.

      5. Each Guarantor hereby waives (a) any and all rights to require the Guarantied Parties to prosecute or seek to enforce any remedies against a Borrower Party or any other party liable to the Guarantied Parties on account of the Obligations; (b) any right to assert against the Guarantied Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against a Borrower Party or any other party liable to the Guarantied Parties in any way or manner under the Credit Agreement; (c) all


                                      B - 2
                           Form of Subsidiary Guaranty
defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of any Loan Document and the security interest granted pursuant thereto; (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Guarantied Parties including, without limitation, any direction to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes such Guarantor's subrogation rights, rights to proceed against a Borrower Party for reimbursement, or any other rights of such Guarantor to proceed against a Borrower Party, against any other guarantor, or against any other security, with such Guarantor understanding that the exercise by the Guarantied Parties of certain rights and remedies may offset or eliminate such Guarantor's right of subrogation against a Borrower Party, and that such Guarantor may therefore incur partially or totally non-reimbursable liability hereunder; (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which such Guarantor may be entitled; and (f) without limiting the generality of the foregoing, such Guarantor hereby expressly waives any and all benefits of California Civil Code Sections 2809, 2810, 2819, 2825, 2839 and 2845 through 2850.

      6. Each Guarantor hereby agrees that unless and until all Obligations have been paid to the Guarantied Parties in full, it shall not have any rights of subrogation, reimbursement or contribution as against a Borrower Party or any other guarantor, if any, and shall not seek to assert or enforce the same. Each Guarantor understands that the exercise by the Guarantied Parties of certain rights and remedies contained in the Loan Documents may affect or eliminate such Guarantor's right of subrogation if any, against a Borrower Party and that such Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, such Guarantor hereby authorizes and empowers the Guarantied Parties to exercise, in their sole discretion, any right and remedy, or any combination thereof, which may then be available, since it is the intent and purpose of such Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

      7. Each Guarantor is presently informed of the financial condition of each Borrower Party and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Guarantor hereby covenants that it will continue to keep itself informed of the financial condition of each Borrower Party, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment. Each Guarantor hereby waives its right, if any, to require the Guarantied Parties to disclose to it any information which Lender may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of any other guarantor.

      8. Lender's books and records evidencing the Obligations shall be admissible in any action or proceeding and shall be binding upon the Guarantors for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

                                     B - 3
                           Form of Subsidiary Guaranty

      9. Notwithstanding anything to the contrary contained herein, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

      10. Each Guarantor represents and warrants for and with respect to itself that:

            (a) Such Guarantor (i) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws, except in each case referred to in clause
      (iii) or this clause (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (b) The execution, delivery and performance by such Guarantor of this Guaranty, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its property is subject; or (iii) violate any Law, except in each case referred to in clause (ii) or this clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty;

            (e) This Guaranty has been duly executed and delivered by such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms;

            (f) Except as specifically disclosed on Schedule 5.06 to the Credit Agreement, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Guarantor or against any of its properties or revenues that (a) purport to affect or pertain to this Guaranty, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect; and


                                     B - 4
                           Form of Subsidiary Guaranty

            (g) The execution, delivery and performance by such Guarantor of this Guaranty does not constitute, to the knowledge of Guarantor, a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any jurisdiction.

      11. All notices and other communications hereunder shall be delivered, in the manner and with the effect provided in the Credit Agreement and, in the case of Guarantors, in care of Borrower.

      12. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Guarantied Parties' successors and assigns. This Guaranty cannot be assigned by any Guarantor without the prior written consent of the Guarantied Parties which shall be in the Guarantied Parties' sole and absolute discretion.

      13. No failure or delay by the Guarantied Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      14. Guarantors shall jointly and severally pay (a) all reasonable out-of-pocket expenses of the Guarantied Parties, including reasonable fees and disbursements of counsel (including the allocated cost of inhouse counsel and staff) for Lender, in connection with any waiver or consent hereunder or any amendment hereof and (b) all out-of-pocket expenses incurred by the Guarantied Parties, including fees and disbursements of counsel (including the allocated cost of inhouse counsel and staff), in connection with the enforcement of this Guaranty (whether or not suit is brought).

      15. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Lender authorized to do so. This Guaranty merges all negotiations, stipulations and provisions relating to the subject matter of this Guaranty which preceded or may accompany the execution of this Guaranty.

      16. Any indebtedness of Borrower Parties now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of Borrower Parties to the Guarantied Parties; and after the occurrence and during the continuance of an Event of Default, such indebtedness of Borrower Parties to any Guarantor if Lender so requests shall be collected, enforced and received by each Guarantor as trustee for the Guarantied Parties and be paid over to Lender on account of the indebtedness of Borrower Parties to the Guarantied Parties but without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this guaranty.

      17. It is not necessary for the Guarantied Parties to inquire into the powers of any Borrower Party or of the officers, directors or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                                      B - 5
                           Form of Subsidiary Guaranty

      18. Any Person becoming a domestic Subsidiary shall become a Guarantor hereunder by executing and delivering a joinder agreement in the form of Exhibit A hereto and by complying with the terms of Section 6.14 of the Credit Agreement. Upon Lender's receipt of a duly executed and delivered joinder agreement, this Guaranty shall be deemed amended to include such additional Person as a Guarantor, and such Person shall become a party hereto as through a signatory hereto, with no amendment or further action required hereunder, and thereafter, all references to Guarantors shall include such additional Person.

      19. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      20. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      DATED AS OF: November 20, 2001


                                            "GUARANTORS"

                                            ____________________________________


                                            By:   ______________________________

                                            Name: ______________________________

                                            Title:______________________________

ACKNOWLEDGED:

BLUE RIDGE INVESTMENTS, LLC

By: ________________________________
             George C. Carp
     Senior Vice President - Finance


                                      B - 6
                           Form of Subsidiary Guaranty

                                                EXHIBIT A TO SUBSIDIARY GUARANTY

                 INSTRUMENT OF JOINDER FOR ADDITIONAL GUARANTORS

                                                           Dated:  ______, _____

      Reference is made to that certain Term Credit Agreement dated as of November 20, 2001 between Caminus Corporation, a Delaware corporation ("Borrower") and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined). This Instrument of Joinder is being delivered pursuant to Section 6.14 of the Credit Agreement.

      _____________________________, a direct or indirect domestic Subsidiary of Borrower ("Subsidiary") hereby agrees to become a Guarantor under the Subsidiary Guaranty and agrees to be bound by all the terms and conditions of the Subsidiary Guaranty applicable to a Guarantor from and after the date hereof as if a signatory to the Subsidiary Guaranty. The undersigned Subsidiary hereby represents and warrants to the matters set forth in Paragraph 10 of the Subsidiary Guaranty as of the date hereof. Concurrently herewith, the conditions precedent set forth in Section 6.14 of the Credit Agreement are being satisfied.

      The undersigned hereby consent to the Subsidiary becoming a party to the Subsidiary Guaranty. This Instrument of Joinder is executed by the parties hereto as of the date first written above.

                                            GUARANTOR
                                            By:   ______________________________

                                            Name: ______________________________

                                            Title:______________________________

CONSENTED:


EXISTING GUARANTORS

By:   ______________________________

Name: ______________________________

Title:______________________________


CONSENTED:

BLUE RIDGE INVESTMENTS, LLC

By:   ______________________________

Name: ______________________________

Title:______________________________


                                    B - A - 1
                           Form of Continuing Guaranty